Exhibit 1.1
EXECUTION COPY
$440,000,000
Pioneer Natural Resources Company
2.875% Convertible Senior Notes due 2038
Underwriting Agreement
January 15, 2008
Credit Suisse Securities (USA) LLC
As Representative of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, New York 10010-3629
Credit Suisse Securities (USA) LLC
As Qualified Independent Underwriter,
Eleven Madison Avenue,
New York, New York 10010-3629
Ladies and Gentlemen:
     Pioneer Natural Resources Company, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as representative (the “Representative”), $440,000,000 principal amount (“Firm Securities”) of its 2.875% Convertible Senior Notes due 2038 and also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than $60,000,000 additional principal amount (“Optional Securities” and together with the Firm Securities, the “Securities”) of its 2.875% Convertible Senior Notes due 2038, as described in the Final Prospectus, all to be issued under an indenture to be dated as of the Closing Date (as defined below), as amended and supplemented (the “Original Indenture”), between Wells Fargo Bank, National Association, as trustee (the “Trustee”) and the Company, as to be supplemented with respect to the Securities by the First Supplemental Indenture to be dated as of the Closing Date, among the Trustee and the Company (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement”

with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
     The Company and the Underwriters, in accordance with the requirements of Rule 2710(h) (“Rule 2710(h)”) of the Financial Industry Regulatory Authority (“FINRA”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Credit Suisse as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) in connection with the offering and sale of the Securities. Credit Suisse, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that:
          (a) Filing and Effectiveness of Registration Statement. The Company has filed with the Commission a registration statement on Form S-3 (No. 333 – 148655), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Initial Sale Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B;
          (b)   Incorporated Documents. The documents included or incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference in the Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act;
          (c) Disclosure Conformity. On the Effective Date, the Registration Statement did, and on the date it was first filed and on the Closing Date, the Final Prospectus did and will conform in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under both the Act and the Trust Indenture Act; on the date each was first filed, the Basic Prospectus did and the Final Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of the rules and regulations of the Commission; the Registration Statement, as of the Effective Date, and the Basic Prospectus as of its filing date, and in each case at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus will not, as of its filing date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Final Prospectus, or to the Form T-1 of the Trustee, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof;
          (d) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405;
               (ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
               (iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when the Securities remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the

Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
               (iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (e) Disclosure Package. As of the Initial Sale Time and as of the Closing Date, none of (i) the Disclosure Package, (ii) any individual Limited Use Issuer Free Writing Prospectus or (iii) the Furnished Form 8-K, when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or the Furnished Form 8-K made in reliance upon and in conformity with information furnished in writing to the Company or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof;
          (f) Company not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act) including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer;
          (g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, (i) the Company has promptly notified or will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein;
          (h) Company Good Standing. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole;
          (i) Subsidiary Good Standing. Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (or as presently conducted, if not so described therein); and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Company’s bank line of credit;
          (j) Authorized Capitalization. The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus;
          (k) Agreement, Securities and Indenture Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and, upon payment for the Securities by the Representative to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the Indenture is executed and delivered, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;
          (l) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;
          (m) Financial Statements. The consolidated historical financial statements of the Company included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and, if pro forma financial statements are included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, then the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;
          (n) Officers’ Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to each Underwriter;
          (o) Securities. When the Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Securities will be convertible into the Underlying Shares of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion, conform to the information in the Disclosure Package and to the description of such Underlying Shares contained in the Final Prospectus; all outstanding shares of capital stock of the Company are, and when issued upon conversion the Underlying Shares will be, validly issued, fully paid and nonassessable; the stockholders of the Company have no preemptive rights with respect to the Securities or the Underlying Shares, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder;
          (p) Existing Agreements. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company;
          (q) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940;
          (r) No Unlawful Contributions or Other Payments. To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) and, to the knowledge of the Company, the Company, its subsidiaries and its affiliates have conducted the businesses of the Company and its subsidiaries in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
          (s) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and
          (t) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          2. Qualified Independent Underwriter.
          (a) The Company hereby confirms its engagement of Credit Suisse as, and Credit Suisse hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of FINRA with respect to the offering and sale of the Securities.
          (b) The QIU hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Securities as described in the Disclosure Package and the Final Prospectus:
     (i) The QIU constitutes a “qualified independent underwriter” within the meaning of Rule 2720(b)(15);
     (ii) The QIU has participated in the preparation of the Disclosure Package and the Final Prospectus and has exercised the usual standards of “due diligence” in respect thereto; and
     (iii) The QIU has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof.
          (c) The Company agrees to cooperate with the Underwriters and the QIU to enable the Underwriters to comply with Rule 2710(h) and the QIU to perform the services contemplated by this Agreement.
          (d) The Company agrees promptly to reimburse the QIU for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.
          3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in the Final Prospectus the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          4. Delivery and Payment. (a) Delivery of and payment for the Securities shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m. (Eastern time), on January 22, 2008 or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “First Closing Date”). In addition, upon written notice from the

Representative given to the Company from time to time not more than 13 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Securities (including any accrued interest thereon to the related Optional Closing Date (as defined below)) to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name bears to the total principal amount of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full Business Days after written notice of election to purchase Optional Securities is given. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Securities to be delivered or evidence of their issuance shall be made available for checking at least 24 hours prior to the First Closing Date and each Optional Closing Date. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct and agree with the Company; and
          (b) As compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities, the Company on the Closing Date will pay to the Representative for the respective accounts of the several Underwriters a commission of 2.125% of the principal amount of Securities sold to the Underwriters under this Agreement. Payment to the Representative shall be made by wire transfer payable in same-day funds to an account specified by the Representative. All payments to be made by the Company to the Representative as compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever, provided that each Underwriter deals at arm’s length with the Company and (i) any such commission or fee is payable in respect of services rendered by an Underwriter that are performed in the ordinary course of business carried on by the Underwriter, which includes the performance of such services for a fee, and (ii) any such amount is reasonable under the circumstances.

          5. Agreements. The Company agrees with the Representative and the several Underwriters that:
          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including the Final Prospectus or any Preliminary Final Prospectus) unless the Company has furnished a copy to the Representative for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects unless filing is immediately required by law without right of appeal. Subject to the foregoing sentence, the Company will prepare the Final Prospectus setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, and the selling concession and reallowance, if any, in a form approved by the Representative and shall file such Final Prospectus with the Commission not later than the Commission’s close of business on the second business day following the Execution Time. The Company will promptly file all reports required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Basic Prospectus or any amended Final Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;
          (b) Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the

Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, or the respective rules thereunder, the Company will promptly (i) notify the Representative of such event, (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to the Representative in such quantities as it may reasonably request;
          (c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;
          (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and to the Representative for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, Issuer Free Writing Prospectus and Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering;
          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions in the United States of America as the Representative may designate upon consultation with the Company and will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the FINRA, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;
          (f) The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act (other than (i) one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities and (ii) the electronic roadshow relating to the Securities); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;
          (g) For the 60-day period immediately following the date hereof (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities, the Underlying Shares or any securities convertible into or exchangeable or exercisable for any of its Securities or Underlying Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, or grant any option, right or warrant to purchase from the Company Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except for the offer and sale of securities pursuant to the Company’s director and employee stock plans existing on the date hereof and awards thereunder. The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period;
          (h) The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Final Prospectus and the Disclosure Package under the caption “Use of Proceeds”;
          (i) In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus prepared in connection with such offering and transmitted for filing, in each case, was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;
          (j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Issuer Free Writing Prospectus, each Preliminary Final Prospectus and Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, each Issuer Free Writing Prospectus and Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the transportation and other expenses of the Company’s officers and employees in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (vii) any fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees charged by securities rating services for rating the Securities; and (ix) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder;
          (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and
          (m) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) on or following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a Free Writing Prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such Free Writing Prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) Each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus shall have been filed with the Commission, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission;
          (b) The Representative shall have received from Vinson & Elkins LLP, counsel for the Company, their opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Annex I hereto;
          (c) The Representative shall have received from the General Counsel to the Company, his opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Annex II hereto;
          (d) The Representative shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require and request for the purpose of enabling them to pass upon such matters;
          (e) The Company shall have furnished to the Representative a certificate of the Company, signed in their representative capacities by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities has been issued and no proceedings for that purpose have been, to the Company’s knowledge, instituted or threatened by the Commission; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, as amended or supplemented prior to the Execution Time, there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, or as described in such certificate;
          (f) At the Execution Time and the Closing Date, the Representative shall have received from Ernst & Young LLP a letter or letters dated such date or dates, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Final Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus;
          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement as amended or supplemented prior to the Execution Time, the Final Prospectus as amended or supplemented prior to the Execution Time or any Issuer Free Writing Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus;
          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;
          (i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request; and

          (j) At or prior to the Initial Sale Time, the Representative shall have received from each person who is an executive officer of the Company an agreement substantially in the form of Exhibit I.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
     The documents required to be delivered by this Section 6 shall be delivered to the offices of Milbank, Tweed, Hadley & McCloy LLP at One Chase Manhattan Plaza, New York, New York 10005 on the Closing Date or such other place as the Representative shall so instruct.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. QIU Consent. The QIU hereby consents to the references to it as set forth under the caption “Underwriting” in the Disclosure Package and the Final Prospectus and in any amendment or supplement thereto made in accordance with Section 5(a) hereof.
          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Furnished Form 8-K, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter;
          (b) (i) The Company will indemnify and hold harmless Credit Suisse, in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by Credit Suisse as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Credit Suisse in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.
     (ii) The obligations of the Company under this Section 9(b) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act;
          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the names listed in the table included in the first paragraph of the text, (ii) the first sentence of the fourth paragraph of text concerning concessions, (iii) the third sentence in the sixth paragraph of text concerning market making by the Underwriters, (iv) the tenth and eleventh paragraphs of text concerning stabilizing transactions and penalty and (v) the sixteenth paragraph of text concerning transactions with the Company or interests in the proceeds of the offering, in any Preliminary Final Prospectus and Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Registration Statement, the Disclosure Package or the Final Prospectus;
          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to assume the defense thereof and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party; and
          (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the QIU and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters or the QIU may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters or the QIU on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter or the QIU (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the total price at which the Securities underwritten and distributed to the public by such Underwriter or QIU was offered to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the QIU and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters or the QIU on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters or the QIU shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, or the fee payable to the QIU in Section 2 hereof. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters or the QIU on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the QIU and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter or the QIU within the meaning of the Act and each director, officer, employee and agent of an Underwriter or the QIU shall have the same rights to contribution as such Underwriter or the QIU, and each person who controls the Company within the meaning of the Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).
          10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all of the unsold Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting

Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
          11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time, (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any of such Exchanges, (ii) a banking moratorium shall have been declared either by authorities in the United States or New York state, (iii) there shall have occurred a change or development involving a prospective change in United States taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, except as existing with similar severity on the date hereof involving the United States, declaration by the United States of a national emergency or war, or other calamity or crisis, except as existing with similar severity on the date hereof the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus.
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters or the QIU, will be mailed, delivered or telefaxed and confirmed to the Representative (fax no.: (212) 325-4296) and confirmed to it at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; or, if sent to the Company, will be mailed, delivered or telefaxed to Pioneer Natural Resources Company (fax no.: (972) 969-3552) and confirmed to it at 5205 N.

O’Connor Boulevard, Suite 200, Irving, Texas 75039, Attention: General Counsel.
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
          15. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
          16. 17. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
          17. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
     “Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
     “Basic Prospectus” shall mean the final short form shelf prospectus as most recently amended, if applicable, filed with the Commission, in accordance with the Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Basic Prospectus, together with each Preliminary Final Prospectus that supplements the Basic Prospectus, as amended and supplemented to the Execution Time (which is the most recent Statutory Prospectus distributed to investors generally) and (ii) the General Use Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto issued at or prior to the Initial Sale Time.
     “Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.
     “Environmental Laws” shall mean any United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.
     “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the

Securities and otherwise satisfies Section 10(a) of the Act.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.
     “Furnished Form 8-K” shall mean the information contained in and attached as Exhibit 99.1 to the Form 8-K furnished by the Company on January 15, 2008.
     “General Use Issuer Free Writing Prospectus” shall mean any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.
     “Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.
     “Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.
     “Initial Sale Time” shall mean 8:00 am (Eastern time) on January 16, 2008, which is the time of the first contract of sale for the Securities.
     “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the Final Prospectus, together with the Basic Prospectus.
     “Renewal Deadline” shall mean the third anniversary of the initial effective time of the Registration Statement.
     “Rules and Regulations” shall mean the rules and regulations of the Commission.
     “Statutory Prospectus” with reference to any particular time shall mean the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Underlying Shares” shall mean shares of common stock into which the Securities are convertible.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the QIU and the several Underwriters.

Very truly yours,

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: Executive Vice President & Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC UBS SECURITIES LLC
BANC OF AMERICA SECURITIES LLC
BMO CAPITAL MARKETS CORP. DEUTSCHE BANK SECURITIES INC.

BY: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Phil Z. Pace
Name: Phil Z. Pace
Title: Managing Director

For itself and as the Representative of the other several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Phil Z. Pace
Name: Phil Z. Pace
Title: Managing Director

As qualified independent underwriter.

SCHEDULE I
1.	General Use Issuer Free Writing Prospectuses (included in the Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes the following document:
Final term sheet, dated January 15, 2008, a copy of which is attached hereto.
2.	Other Information Included in the Disclosure Package
The following information is also included in the Disclosure Package:
None

Term Sheet
Issuer Free Writing Prospectus dated January 15, 2008 to
Preliminary Prospectus dated January 14, 2008
Registration Statement No. 333-148655
Filed Pursuant to Rule 433
Pioneer Natural Resources Company
$440,000,000
aggregate principal amount of its
2.875% Convertible Senior Notes due 2038
     This term sheet relates only to the securities described below and should be read together with the preliminary prospectus dated January 14, 2008 (the “Preliminary Prospectus”) (including the documents incorporated by reference therein) relating to the securities before making a decision in connection with an investment in the securities. The information in this term sheet supersedes the information in the preliminary prospectus to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the preliminary prospectus.

Issuer:	Pioneer Natural Resources Company (NYSE: PXD)

Last sale price of PXD common stock:	$44.00 (January 15, 2008)

Aggregate principal amount offered:	$440 million

Over-allotment option:	13-day option, $60 million

Issue price:	100%

Underwriting discount and estimated expenses:

	Per Note		Total
	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment
Underwriting discounts and commissions	2.125%	2.125%	$9,350,000	$10,625,000
Expenses	0.158%	0.139%	$695,000	$695,000

Selling concession:	1.275% of the principal amount per note

Annual interest rate:	2.875% per year, accruing from January 22, 2008.

Interest rate reduction after January 15, 2013:	Beginning on January 15, 2013, during any six-month period thereafter from January 15 to July 14 and from July 15 to January 14, if the average trading price of a note for the five consecutive trading days immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the notes, the Issuer will reduce the 2.875% interest rate for the notes to 2.375% solely for the relevant interest period.

Maturity date:	January 15, 2038

Interest payment dates:	January 15 and July 15 of each year, beginning July 15, 2008

Record dates:	January 1 and July 1 of each year

Base conversion price:	Initially approximately $72.60 per share of common stock

Base conversion rate:	Initially 13.7741 shares of common stock per $1,000 principal amount of notes (subject to adjustment)

Incremental share factor:	Initially 8.9532 (subject to adjustment)

Daily conversion cap:	1/20th of 22.7273 shares of common stock (subject to adjustment)

CUSIP/ISIN::	723787 AH0 / US723787AH07

Adjustment to conversion rate upon a make-whole fundamental change:	Holders who convert their notes in connection with a make-whole fundamental change that occurs prior to January 15, 2013 are entitled to a make-whole premium in the form of an increase in the conversion rate for notes surrendered for conversion in connection with such fundamental change. The following table sets forth the stock price, effective date and number of additional shares to be added to the conversion rate per $1,000 principal amount of the notes.

The maximum number of shares issuable upon conversion as a result of such adjustment is 22.7273 shares per $1,000 principal amount of notes.
Number of Additional Shares

									Stock Price

Effective Date	$44.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00	$130.00	$135.00	$140.00	$145.00
January 22, 2008	8.9532	8.6584	7.4596	6.6174	6.0289	5.6226	5.3485	4.8841	4.2348	3.7006	3.2570	2.8853	2.5714	2.3040	2.0744	1.8760	1.7033	1.5519	1.4184	1.3000	1.1945	1.0998
January 15, 2009	8.9532	8.6163	7.1223	6.1950	5.5523	5.1159	4.8297	4.3664	3.7274	3.2099	2.7870	2.4384	2.1487	1.9059	1.7007	1.5258	1.3758	1.2459	1.1328	1.0335	0.9458	0.8679
January 15, 2010	8.9532	8.5743	6.7546	5.7135	4.9963	4.5175	4.2136	3.7510	3.1258	2.6309	2.2361	1.9187	1.6615	1.4512	1.2777	1.1333	1.0120	0.9091	0.8211	0.7541	0.6790	0.6209
January 15, 2011	8.9532	8.5322	6.3577	5.1544	4.3259	3.7818	3.4507	2.9898	2.3870	1.9280	1.5770	1.3073	1.0984	0.9352	0.8065	0.7038	0.6290	0.5529	0.4965	0.4491	0.4087	0.3737
January 15, 2012	8.9532	8.4902	6.2918	4.5110	3.4802	2.8090	2.4241	1.9697	1.4163	1.0324	0.7684	0.5875	0.4630	0.3764	0.3151	0.2705	0.2371	0.2112	0.1903	0.1731	0.1584	0.1457
January 15, 2013	8.9532	8.4481	6.2259	4.4077	2.8926	1.6105	0.5116	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth on the table, in which case:
•	if the stock price is between two stock price amounts on the table above or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the earlier and later effective dates based on a 365-day year, as applicable;

•	if the stock price is greater than $145.00 per share of common stock (subject to adjustment in the same manner as the stock price), no additional shares will be issued upon conversion; and

•	if the stock price is less than $44.00 per share of common stock (subject to adjustment in the same manner as the stock price), no additional shares will be issued upon conversion.
Other Offering Information

Trade date:	January 16, 2008

Settlement date:	January 22, 2008

Joint book-running managers:	Credit Suisse Securities (USA) LLC UBS Securities LLC

Co-managers:	Banc of America Securities LLC BMO Capital Markets Corp. Deutsche Bank Securities Inc.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or UBS Securities LLC toll-free at 1-888-722-9555.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

	Principal Amount
	of Firm Securities
Underwriters	to be Purchased
Credit Suisse Securities (USA) LLC	US$	308,000,000
UBS Securities LLC		66,000,000
Banc of America Securities LLC		22,000,000
BMO Capital Markets Corp.		22,000,000
Deutsche Bank Securities Inc.		22,000,000

Total	US$	440,000,000

ANNEX I
Opinion of Vinson & Elkins LLP
Counsel to the Company
     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
     (ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. Pioneer USA has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
     (iii) The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus.
     (iv) The Securities, when issued and delivered, will conform in all material respects as to legal matters to the description contained in the Disclosure Package and the Final Prospectus, under the caption “Description of Notes” and “Description of Debt Securities.”
     (v) The Company has duly authorized, executed and delivered the Underwriting Agreement.
     (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Securities and the issuance of the Underlying Shares by the Company, except such as have been obtained and made under the Act, the Exchange Act or the Trust Indenture Act and such as may be required under state securities laws.
     (vii) The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the issuance and sale of the Securities and the issuance of the Underlying Shares by the Company will not result in a breach or violation of any of the terms and provisions of the Restated Certificate of Incorporation or Bylaws of the Company.
     (viii) The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the issuance and sale of the Securities and the issuance of the Underlying Shares by the Company will not result in a violation of any statute, any rule or, to our knowledge, any regulation of any governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of its properties.
     (ix) The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the issuance and sale of the Securities and the issuance of the Underlying Shares by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any order known to us of any governmental agency or body in any court having jurisdiction over the Company or any subsidiary of the Company or any of its properties, or any agreement or instrument included as an exhibit to a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Commission under the Exchange Act, to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.
     (x) The Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement.
     (xi) The Registration Statement has become effective under the Act.
     (xii) The Final Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on January 16, 2008.
     (xiii) To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.
     (xiv) The Registration Statement, as of its effective date and as of the date of the Underwriting Agreement, appears on its face to comply as to form in all material respects with the requirements of the Act, the rules and regulations issued by the Commission thereunder and the Trust Indenture Act.
     (xv) The Final Prospectus, as of its date, and each amendment or supplement thereto, as of the date hereof, appears on its face to comply as to form in all material respects with the requirements of the Act, the rules and regulations issued by the Commission thereunder and the Trust Indenture Act.
     (xvi) The Disclosure Package, as of the Initial Sale Time, appears on its face to comply as to form in all material respects with the requirements of the Act, the rules and regulations issued by the Commission thereunder and the Trust Indenture Act.
     (xvii) The Indenture has been duly authorized, executed and delivered by the Company.
     (xviii) The Indenture has been duly qualified under the Trust Indenture Act.

     (xix) The Indenture constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).
     (xx) The Securities have been duly authorized and executed and, when authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).
     (xxi) The Securities delivered on the Closing Date are convertible into the Underlying Shares of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion, conform to the information in the Disclosure Package and to the description of such Underlying Shares contained in the Final Prospectus; the stockholders of the Company are not entitled to preemptive rights in connection with the issuance of the Securities under the Company’s Amended and Restated Certificate of Incorporation or Bylaws, the Delaware General Corporation Law or, to our knowledge, under any contract to which the Company is a party.
     (xxii) To our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company.
     (xxiii) The statements in the preliminary prospectus and the Final Prospectus under the caption, “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed and accurately and fairly present and summarize, in all material respects, the matters referred to therein.
     We have participated in conferences with officers and other representatives of the Company, in-house attorneys for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the

Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed and, although we did not verify such information and are not passing on and do not assume responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing in the course of acting as counsel to the Company in this transaction (and relying as to materiality as to factual matters on officers, employees and other representatives of the Company), no facts have come to our attention that have caused us to believe that (a) the Registration Statement, at the time it became effective, as of the Initial Sale Time and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of the date of the Underwriting Agreement and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Disclosure Package as of the Initial Sale Time and as of the Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, view belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, other financial data, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in the Registration Statement, the Disclosure Package or the Final Prospectus.

ANNEX II
Opinion of General Counsel to the Company
     (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries considered as a whole.
     (ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), Underwriters’ business or results of operations of the Company and its subsidiaries considered as a whole.
     (iii) All outstanding shares of capital stock of Pioneer USA have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any liens, encumbrances, equities or claims, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and other than those arising under the Company’s bank line of credit.
     I have participated in conferences with officers and other representatives of the Company, representatives of counsel for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed and, although I did not verify such information and am not passing on and do not assume responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing in the course of acting as General Counsel to the Company (and relying as to materiality as to factual matters on officers, employees and other representatives of the Company), no facts have come to my attention that have caused me to believe that (a) the Registration Statement, at the time it became effective or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of the date the Final Prospectus was issued and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Disclosure Package as of the Initial Sale Time and as of the Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I express no opinion, view belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, other financial data, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or

II-1

not discounted, included in the Registration Statement, the Disclosure Package or the Final Prospectus.

II-2

EXHIBIT I
January __, 2008
Pioneer Natural Resources Company
Suite 200
5205 North O’Connor Boulevard
Irving, Texas 75039
Credit Suisse Securities (USA) LLC
As Representative of the Several Underwriters

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, New York 10010-3629
Dear Sirs:
     The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pioneer Natural Resources Company, a Delaware corporation (together with any successor (by merger or otherwise) thereto, the “Company”), providing for the public offering (the “Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement, including Credit Suisse (the “Underwriters”), of Convertible Senior Notes due 2038 (the “Securities”). As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, take any of the following actions with respect to any Securities, shares of the Company’s common stock into which the Securities are convertible (the “Underlying Shares”) or any securities convertible into or exchangeable or exercisable for any of the Securities or Underlying Shares (collectively, the “Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of Lock-Up Securities, or enter into a transaction that would have the same effect, (ii) offer, sell, contract to sell, contract to purchase any option, right or warrant to purchase Lock-Up Securities, or enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, Underlying Shares or such other securities, whether any such aforementioned transaction is to be settled by delivery of the Securities, Underlying Shares or such other securities, in cash or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse on behalf of the Underwriters. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement (the “Agreement”) and continue and include the date 60 days after the public offering date set forth on the final prospectus used to sell the Securities pursuant to the Underwriting Agreement (the “Public Offering Date”); provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Credit Suisse to the Company (in accordance with Section 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.
     Any Lock-Up Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Lock-Up Securities acquired by the undersigned in the open market after the completion of the Offering, so long as any sales of such securities if made during the Lock-Up Period are not required to be reported or are voluntarily reported under Section 16(a) of the Securities Exchange Act of 1934, during the Lock-Up Period will not be subject to this Agreement. A transfer of the Lock-Up Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 or voluntary report made after the expiration of the Lock-Up Period). In addition, the restrictions in this Agreement shall not apply to (i) the offer and sale of the Underlying Shares to the Company as permitted under the terms of stock-based compensation plans including any long-term incentive plan in effect on the date hereof (including, without limitation, the forfeiture to the Company by the undersigned of Lock-Up Securities in satisfaction of tax withholding obligations arising in connection with the issuance, vesting or exercise of an award under any such plan or the lapse of restrictions thereon) and (ii) the offer and sale of an aggregate of up to 300,000 shares of the Underlying Shares that may be disposed of by the executive officers (including the undersigned) under such plans, such 300,000 shares to be allocated among such executive directors (including the undersigned) by the chief executive officer of the Company.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the Lock-Up Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before 45 days from the date of this Agreement. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of officer, stockholder]